Exhibit 10.1

FOURTH LOAN MODIFICATION AGREEMENT

          This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of as of the Fourth Loan Modification Effective Date, by and between SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and IBASIS, INC., a Delaware corporation with offices at 20 Second Avenue, Burlington, Massachusetts 01803 (“Borrower”).

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 2, 2007, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of October 2, 2007, between Borrower and Bank, as modified by a certain First Loan Modification Agreement dated as of April 28, 2008, as further modified by a certain Second Loan Modification Agreement, dated as of  October 9, 2008, and as further modified by a certain Third Loan Modification Agreement, entered into as of January 26, 2009, with an effective date as of the Third Loan Modification Effective Date (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning given such terms in the Loan Agreement.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Security Agreement dated December 30, 2002 granted by Borrower in favor of Bank, as amended and ratified (as so amended and ratified, the “IP Agreement”).

Hereinafter, the Loan Agreement and the IP Agreement, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

                      The Loan Agreement shall be amended by deleting the following definitions     from Section 13.1 thereof, each in its entirety:

“ “Borrowing Base” is, as of any date of determination, equal to (a) 80% of Eligible Domestic Accounts plus (b) 70% of Eligible Foreign Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, plus (c) (i) for the period beginning on the First Loan Modification Execution Date through May 31, 2008, $15,000,000, (ii) for the period beginning June 1, 2008 through August 31, 2008, $11,250,000, (iii) for the period beginning September 1, 2008 through November 30, 2008, $7,500,000, (iv) for the period beginning December 1, 2008 through February 28, 2009, $3,750,000 and (v) thereafter, $0; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment and upon five (5) Business Days’ notice to the Borrower, based on the results of an audit of the Collateral.

“EBITDA” shall mean, for any Person, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) reasonable non-cash items deducted in determining Net Income including, but not limited to, the value of any stock compensation and adjustments for purchase accounting, plus (f) at Bank’s reasonable discretion,  one-time transaction costs relating to the transaction in which, among other things, KPN, B.V. acquires 51% of the equity of Borrower.

“Liquidity” is, on any date of measurement, Borrower’s unrestricted cash at Bank plus the Availability Amount minus the First Loan Modification Advance Amount.

“Revolving Line Maturity Date” is September 30, 2010.”
and inserting in lieu thereof the following:

“ “Borrowing Base” is, as of any date of determination, equal to (a) 80% of Eligible Domestic Accounts plus (b) 70% of Eligible Foreign Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, plus (c) if the Borrower’s EBITDA minus Capital Expenditures for the immediately preceding fiscal quarter is greater than or equal to Six Million Dollars ($6,000,000), the Non-formula Advances; provided, however, that Bank may decrease the foregoing percentages, amounts or Non-formula Advances availability in its good faith business judgment and upon five (5) Business Days’ notice to the Borrower, based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.
“EBITDA” shall mean, for any Person, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) reasonable non-cash items deducted in determining Net Income including, but not limited to, the value of any stock compensation and adjustments for purchase accounting, plus (f) at Bank’s reasonable discretion,  one-time transaction costs relating to the transaction in which, among other things, KPN, B.V. acquires 51% of the equity of Borrower, plus (g) at Bank’s reasonable discretion, one-time non-recurring legal expenses incurred in connection with tender offers made by KPN, B.V. for the fiscal quarters ending September 30, 2009 and December 31, 2009.
“Liquidity” is, on any date of measurement, the sum of (a) Borrower’s unrestricted cash at Bank plus (b) the Availability Amount (net of any Non-formula Advances availability pursuant to clause (c) of the definition of “Borrowing Base”).

“Revolving Line Maturity Date” is October 1, 2011.”

The Loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

“ “Non-formula Advances” is an Advance or Advances made under the Revolving Line in an amount not to exceed Five Million Dollars ($5,000,000).

“Fourth Loan Modification Agreement” is that certain Fourth Loan Modification Agreement, by and between Borrower and Bank, executed as of the Fourth Loan Modification Effective Date.

“Fourth Loan Modification Effective Date” is the date indicated on the signature page to the Fourth Loan Modification Agreement.”

                  The Loan Agreement shall be amended by deleting the following, appearing in Section 2.4(b) thereof, in its entirety:

“(b)      Performance Pricing.  The margin applicable to the Prime Rate (the“Prime Rate Margin”) and the margin applicable to the LIBOR Rate (the“LIBOR Rate Margin”) shall be adjusted quarterly and shall be applied on and after the first day of each such fiscal quarter as follows: for any fiscal quarter, as of the first day of each such fiscal quarter: (i) if the Borrower’s EBITDA minus Capital Expenditures for the immediately preceding fiscal quarter is less than Five Million Dollars ($5,000,000), then the Prime Rate Margin for such fiscal quarter shall be 1.50% and the LIBOR Rate Margin for such fiscal quarter shall be 3.75%, and (ii) if the Borrower’s EBITDA minus Capital Expenditures for the immediately preceding fiscal quarter is greater than or equal to Five Million Dollars ($5,000,000), then the Prime Rate Margin for such fiscal quarter shall be 1.00% and the LIBOR Rate Margin for such fiscal quarter shall be 3.25%.  Performance Pricing in effect as of January 1, 2009 will be in accordance with clause (i) hereof.”

and inserting in lieu thereof the following:

“(b)      (I)       Performance Pricing.  The margin applicable to the Prime Rate (the “Prime Rate Margin”) and the margin applicable to the LIBOR Rate (the “LIBOR Rate Margin”) shall be adjusted quarterly and shall be applied on and after the first day of each such fiscal quarter as follows: for any fiscal quarter, as of the first day of each such fiscal quarter: (i) if the Borrower’s EBITDA minus Capital Expenditures for the immediately preceding fiscal quarter is less than Six Million Dollars ($6,000,000), then the Prime Rate Margin for such fiscal quarter shall be 1.50% and the LIBOR Rate Margin for such fiscal quarter shall be 3.75%, and (ii) if the Borrower’s EBITDA minus Capital Expenditures for the immediately preceding fiscal quarter is greater than or equal to Six Million Dollars ($6,000,000), then the Prime Rate Margin for such fiscal quarter shall be 1.00% and the LIBOR Rate Margin for such fiscal quarter shall be 3.25%.

          (II)      Non-formula Advances.  The outstand principal amount of Non-formula Advances shall accrue interest at a per annum rate equal to the margin applicable to formula Advances under the Revolving Line plus one and one-quarter percentage points (1.25%).  Interest on the Non-formula Advances shall be paid in arrears on each Interest Payment Date.”

                      The Loan Agreement shall be amended by deleting the following, appearing in Section 6.3(c) thereof, in its entirety:

“(c)      Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement as Bank may specify in its good faith business judgment.  Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all Payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall immediately deliver all such Payments and proceeds to Bank in their original form, duly endorsed, to be applied, at Bank’s sole discretion, to the Obligations pursuant to the terms of Section 9.4 hereof; provided, however, in the event no Default or Event of Default has occurred and is continuing, at any time in which the sum of (i) Borrower’s unrestricted cash and Cash Equivalents at Bank plus (ii) the Availability Amount under the Revolving Line minus (iii) the First Loan Modification Advance Amount is equal to or greater than $20,000,000, then all Payments on, and proceeds of, Accounts shall be transferred by Bank to an operating account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(c)      Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement as Bank may specify in its good faith business judgment.  Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all Payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall immediately deliver all such Payments and proceeds to Bank in their original form, duly endorsed, to be applied, at Bank’s reasonable discretion, to the Obligations pursuant to the terms of Section 9.4 hereof.”

                      The Loan Agreement shall be amended by deleting the following, appearing in Section 6.9(iii) thereof, in its entirety:

“(iii)    Liquidity.  Maintain at all times, to be measured as of the last day of each month, Liquidity of at least (a) for the fiscal month ended December 31, 2008 through and including August 31, 2009, $17,500,000, and (b) for the fiscal month ending September 30, 2009 and each fiscal month thereafter, $20,000,000.”

and inserting in lieu thereof the following:

“(iii)    Liquidity.  Maintain at all times, to be measured as of the last day of each month, Liquidity of at least the lesser of (a) the greater of (i) the Borrowing Base calculation and (ii) Fifteen Million Dollars ($15,000,000) and (b) Seventeen Million Five Hundred Thousand Dollars ($17,500,000).

                      The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

FEES.  Borrower shall pay to Bank (i) a Revolving Line extension fee equal to One Hundred Seventy Five Thousand Dollars ($175,000) and (ii) a modification fee equal to Twenty Five Thousand Dollars ($25,000), which fees shall be due on or before the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this modification to the Loan Agreement.

RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that said IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Agreement (except as disclosed to Bank in writing pursuant to Exhibit B annexed hereto), shall remain in full force and effect.  Notwithstanding the terms and conditions of the IP Agreement, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior-written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.

ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 2, 2007 and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof, except as supplemented and/or updated by Exhibit B annexed hereto.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.  Without limiting the foregoing, from and after the Fourth Loan Modification Effective Date, each reference to the phrase “Agreement” in the Loan Agreement or “Loan Agreement” in any of the other Loan Documents shall mean the Loan Agreement as modified by this Loan Modification Agreement.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all Existing Loan Documents and all security or other Collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to make modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER AND JUDICIAL REFERENCE.  The provisions of Section 11 of the Loan Agreement are hereby incorporated herein in their entirety.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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          This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Fourth Loan Modification Effective Date.

BORROWER:		BANK:

IBASIS, INC.		SILICON VALLEY BANK

By:	/s/ Richard Tennant	By:	/s/ Philip T. Silvia III
Name:	Richard Tennant	Name:	Philip T. Silvia III
Title:	Sr. VP Finance & Admin. & CFO	Title:	Vice President

Fourth Loan Modification Effective Date: September 30, 2009

Each of the undersigned hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each of its Unconditional Guaranty, Security Agreement, IP Security Agreement (if applicable) and Perfection Certificate, in each case executed in connection with the Loan Agreement, and each acknowledges, confirms and agrees that each such document shall remain in full force and effect and in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

IBASIS GLOBAL, INC.		IBASIS RETAIL, INC.

By:	/s/ Richard Tennant	By:	/s/ Richard Tennant
Name:	Richard Tennant	Name:	Richard Tennant
Title:	Sr. VP Finance, Treasurer & CFO	Title:	CFO

IBASIS SECURITIES CORPORATION		KPN INTERNATIONAL NETWORK SERVICES, INC.

By:	/s/ Richard Tennant	By:	/s/ Richard Tennant
Name:	Richard Tennant	Name:	Richard Tennant
Title:	Sr. VP Finance, Treasurer & CFO	Title:	CFO

EXHIBIT A

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM:     IBASIS, INC.

The undersigned authorized officer of IBASIS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly consolidated and consolidating financial statements with Compliance Certificate	The earlier of (i) quarterly, within 45 days and (ii) within 5 days after filing with the SEC	Yes No
Compliance Certificate	Monthly within 25 days for each month that is not a quarter-end	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Borrowing Base and Transaction Reports	Monthly within 15 days*	Yes No
Other filings with the SEC or any other regulatory agency	Within 10 days after filing	Yes No
Projections	Annually within FYE and when amended
*Bank may, in its sole discretion, require Borrower to provide mid-month accounts receivable aging reports,

unbilled revenue reports, cash receipt journals and other reports as may be required by Bank, in its sole discretion

The following Intellectual Property was registered after the Effective Date and since the last Compliance Certificate was provided to the Bank (if no registrations, state “None”)

____________________________________________________________________________

Financial Covenant	Required	Actual	Complies
Maintain:
Minimum Adjusted Quick Ratio (Quarterly)	0.80:1.0	_____:1.0	Yes No
Minimum Consolidated EBITDA minus Capital Expenditures (Quarterly)	**	$______	Yes No
Minimum Liquidity (at all times, tested Monthly)	***	$______	Yes No

          **        See Section 6.9(ii) of the Loan Agreement

          ***       See Section 6.9(iii) of the Loan Agreement

          The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

          The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

IBASIS, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:    ____________________

I.        Adjusted Quick Ratio (Section 6.9(i))

Required:  Maintain, on a consolidated basis, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than the following:

Period	Minimum Adjusted Quick Ratio
Beginning with the fiscal quarter ended December 31, 2008 and as of the end of each fiscal quarter thereafter	0.80:1.00

 Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries at Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of Obligations to Bank	$
F.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1)	$
G.	Current Liabilities (the sum of lines E and F)	$
H.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
I	Line G minus line H	$
J.	Adjusted Quick Ratio (line D divided by line I)

Is line J equal to or greater than ___:1:00?

                      No, not in compliance                                                           Yes, in compliance

II.       Consolidated EBITDA of Borrower and its Subsidiaries (Section 6.9(ii))

Required:  Achieve, calculated on a consolidated basis with each of its Subsidiaries, measured as of the end of each fiscal quarter, EBITDA minus Capital Expenditures for such fiscal quarter, of at least (a) ($1,000,000) with respect to the fiscal quarter ending March 31, 2009; (b) $1.00 with respect to the fiscal quarter ending June 30, 2009; (c) $1,750,000 with respect to the fiscal quarter ending September 30, 2009, and (d) $3,500,000, with respect to the fiscal quarter ending December 31, 2009 and with respect to each fiscal quarter thereafter.

Actual:

A.	Net Income	$
B.	Interest Expense	$
C.	Depreciation expense (to the extent deducted from Net Income)	$
D.	Amortization expense (to the extent deducted from Net Income)	$
E.	Income Tax Expense	$
F.	One-time transaction costs relating to KPN, B.V. acquisition of Borrower	$
G	One-time non-recurring legal expenses incurred in connection with tender offers made by KPN, B.V. for the fiscal quarters ending September 30, 2009 and December 31, 2009	$
H.	Consolidated EBITDA (line A plus line B plus line C plus line D plus line E plus line F plus line G)	$
I.	Capital Expenditures	$
J.	ADJUSTED EBITDA (line H minus line I)	$

Is line J equal to or greater than $                                  ?

                      No, not in compliance                                                           Yes, in compliance

III.      LIQUIDITY of Borrower (Section 6.9(iii))

Required: Maintain at all times, to be measured as of the last day of each month, Liquidity of at least the lesser of (a) the monthly Borrowing Base calculation, with a floor of not less than Fifteen Million Dollars ($15,000,000) and (b) Seventeen Million Five Hundred Thousand Dollars ($17,500,000).

Actual:

A.	Unrestricted cash at Bank	$
B.	Availability Amount (net of any Non-formula Advances availability or amounts outstanding pursuant to clause (c) of the definition of “Borrowing Base”)	$
C.	LIQUIDITY (line A plus line B)	$

Is line D equal to or greater than $

                      No, not in compliance                                                           Yes, in compliance